UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2007

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 West Street, West Bridgewater, MA	02379
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 580-1900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2006, SeraCare Life Sciences, Inc., a California corporation (the “Debtor”), filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”). On February 21, 2007, the Bankruptcy Court entered an order (the “Order”) confirming the First Amended Joint Plan of Reorganization of the Company and Ad Hoc Equity Committee, as Modified (the “Plan”). A copy of the Plan and the Order are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. The Plan became effective on May 17, 2007 (the “Effective Date”), on which date the provisions of the Plan became operative and the transactions contemplated by the Plan were consummated. On the Effective Date, the Debtor filed with the Bankruptcy Court a Notice of Effective Date of the Plan announcing the effectiveness of the Plan, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

The summary of the Plan below highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Plan.

The Merger

In accordance with the Plan, the Debtor and Reorganized SeraCare, a Delaware corporation, entered into a Merger Agreement, dated May 17, 2007 (the “Merger Agreement”), pursuant to which, on the Effective Date, the Debtor merged into Reorganized SeraCare (the “Merger”), and Reorganized SeraCare changed its name to SeraCare Life Sciences, Inc. (the “Company”). A copy of the Merger Agreement is attached hereto as Exhibit 2.3 and a copy of the Certificate of Merger filed with the Delaware Secretary of State is attached hereto as Exhibit 3.1. The Certificate of Merger was filed with the California Secretary of State.

The Rights Offering

In accordance with the Plan, a Rights Offering was consummated on the Effective Date. During the first two weeks of January, each holder of a Common Stock Interest in the Debtor as of the Rights Offering Record Date received Subscription Rights entitling each shareholder to purchase its pro rata share of 4,250,000 newly issued shares of Reorganized SeraCare Common Stock at a price of $4.75 per share. In connection with the Plan, members of the Ad Hoc Committee committed to fully participate in the Rights Offering. In addition, certain members of the Ad Hoc Committee, as Backstop Purchasers, agreed to purchase unexercised Subscription Rights in accordance with the terms of the Backstop Commitment Letters. Shareholders were required to elect to exercise their Subscription Rights and pay for newly issued Reorganized SeraCare Common Stock by January 31, 2007. Shareholders exercised 3,530,885 Subscription Rights, and, combined with the 719,115 unexercised Subscription Rights purchased by the Backstop Purchasers, proceeds of the Rights Offering for the Company are $20,187,500.

Payments of Claims

The Plan divides the Claims against and Interests in the Debtor into eight Classes, which received or will receive distributions under the Plan, if any, as summarized in the Plan. Certain Claims—in particular, Administrative Claims and Priority Tax Claims—remain unclassified in accordance with Bankruptcy Code Section 1123(a)(1). On the Effective Date, the distributions contemplated by the Plan were made in accordance with the Plan.

Treatment of Executory Contracts and Unexpired Leases

In accordance with the Plan, on the Effective Date, all executory contracts and unexpired leases to which the Debtor was a party, and that had not previously been rejected, were deemed assumed by the Debtor and assigned to the Company; provided however, that all prepetition indemnification agreements and obligations were deemed rejected as of the Effective Date. Pursuant to the Plan, any Cure Claims with respect to executory contracts or unexpired leases being assumed by the Company were to be paid by the Company on the later of the Effective Date or the date on which the amount of any Cure Claim that had been timely objected to had been determined by the Bankruptcy Court pursuant to a Final Order. The Company has not identified any such contracts that were assumed by the Debtor and assigned to the Company as material agreements not made in the ordinary course of business requiring specific identification in this Item 1.01.

Section 3—Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Plan, each shareholder of the Debtor received (i) Subscription Rights, which allowed each shareholder to purchase its pro rata share of the 4,250,000 newly issued shares of Reorganized SeraCare Common Stock at a price of $4.75 per share and (ii) one share of Reorganized SeraCare Common Stock for each share of common stock of the Debtor. In reliance upon the exemption of Bankruptcy Code Section 1145(a) and pursuant to the Order, the Reorganized SeraCare Common Stock, the Subscription Rights and the Reorganized SeraCare Common Stock issued pursuant to the exercise of the Subscription Rights will generally be exempt from the registration requirements of the Securities Act of 1933, as amended. The stock issued to the Backstop Purchasers other than in respect of their Common Stock Interests will not be exempt from registration under Bankruptcy Code Section 1145(a). Rather, such stock was issued pursuant to the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Plan and in connection with the Merger, on the Effective Date, the Company filed a Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State and was deemed to have adopted the amended and restated bylaws (the “Bylaws”). See Item 5.03 below for a summary of the key terms and provisions of the Charter and Bylaws and a comparison against the key terms and provisions of the Debtor’s articles of incorporation (the “Debtor Charter”) and bylaws (the “Debtor Bylaws”).

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, the directors and officers of the Debtor were deemed to have resigned as of the Effective Date. Accordingly, Robert J. Cresci, Samuel Anderson, Ezzat Jallad, Dr. Nelson Teng, Dr. Bernard Kasten, Jerry L. Burdick, Susan L.N. Vogt and Gregory A. Gould resigned as of the Effective Date. The directors and officers of the Company were reconstituted as follows:

Directors

The persons to be the directors of the Company shall be: Eugene I. Davis, Jill Tillman, Sarah Beth Murphy, Samuel Anderson and Susan L.N. Vogt.

Eugene I. Davis will be the chairman of the Board of Directors (the “Board”). Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as air transportation, telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. He is currently the Chairman of the Board of Directors of Atlas Air Worldwide Holdings Inc., which recently emerged from its own chapter 11 proceedings. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. He is also a director of Knology Inc., American Commercial Lines Inc., Pliant Corporation, Silicon Graphics Inc., and Eagle Geophysical Inc.

Jill Tillman is the Chief Operating Officer of Brandywine Hospital in suburban Philadelphia, Pennsylvania. Prior to that position she was the Chief Operating Officer and Interim Chief Executive Officer of St. Christopher’s Hospital for Children in Philadelphia. She has also served in numerous executive nursing and operational roles in hospitals. She is a member of the Board of Directors and a member of the audit committee and chair of the compliance committee of the Board of Directors of Critical Care Systems International, Inc., which operates community-based branch pharmacies and provides specialty pharmaceutical infusion services. Mrs. Tillman holds a bachelor’s degree from Villanova University, a master of science degree in nursing from the University of Pennsylvania, a master of business administration degree from Eastern College, and is a graduate of the Nursing Executive Program of the Wharton School of Business. Mrs. Tillman is a relative of Scott Tillman, a Vice President and Director of Investments at Harbinger Capital Partners, which advises funds (“Harbinger”) that collectively held approximately 20.8% of the outstanding common stock of the Debtor. Harbinger was also committed to participate in the backstop of the Rights Offering that was undertaken in connection with the Plan. Mrs. Tillman was not a director of the Debtor, and had no role in the Debtor’s consideration of the Rights Offering or the Plan. Mrs. Tillman held 1,500 shares of the common stock of the Debtor, which she independently purchased in March 2006.

Sarah Beth Murphy is the Senior Vice President for Strategic and Financial Planning of Deltacom, a large regional telecommunications services provider that recently underwent a financial and operational restructuring. She was a Vice President and then a Director of Alix Partners, an international corporate restructuring and interim management firm, ending in 2005. She has worked for and advised companies in the telecommunications, satellite, and energy industries. Ms. Murphy has a bachelor’s degree from Princeton University and a master’s degree in business administration from the Harvard Business School.

Samuel Anderson served as a member of the Board of the Debtor since September 25, 2001. From April 2002 to April 2005 Mr. Anderson had a Consulting Agreement with the Debtor; that contract has expired. Mr. Anderson was a director of and consultant to Biomat USA from April 1996 to September 2001. Mr. Anderson also serves on the boards of Cytologic, Inc. and Cypress Bioscience, Inc.

Susan L.N. Vogt, will be a member of the Board and the Chief Executive Officer and President of the Company. Ms. Vogt was a member of the Board and the Chief Executive Officer and President of the Debtor. She joined the Debtor in those roles in July 2006. Ms. Vogt was previously President of the BioPharmaceutical Division of Millipore Corporation (NYSE: MIL), a multinational bioscience company, from January 2001 through May 2005, where she ran a $520 million division with more than 1,600 employees deployed in 23 countries. Prior to that, from June 1999 through January 2001, she was the Vice President and General Manager of the Laboratory Water Division of Millipore Corporation. Ms. Vogt holds an MBA from Boston University and a BA from Brown University.

It is expected that the Audit Committee will consist of Eugene Davis (Chair), Sarah Beth Murphy and Jill Tillman. It is expected that the Compensation Committee will consist of Jill Tillman (Chair), Samuel Anderson and Sarah Beth Murphy. It is expected that the Nominating and Corporate Governance Committee will consist of Samuel Anderson (Chair), Eugene Davis and Sarah Beth Murphy.

Officers

The persons to be the officers of the Company shall be: Susan L.N. Vogt, President and Chief Executive Officer and Gregory A. Gould, Chief Financial Officer, Treasurer and Secretary.

Gregory A. Gould, 41, will be the Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Gould was the Chief Financial Officer of the Debtor; he joined the Debtor in August 2006. From April 2005 to August 2005, Mr. Gould served as the Chief Financial Officer and Senior Vice President of Integrated BioPharma, Inc. (AMEX: INB), a life sciences company serving the pharmaceutical, biotechnology and nutraceutical markets. Prior to that, from February 2004 through January 2005, Mr. Gould served as the Chief Financial Officer, Treasurer and Secretary of Atrix Laboratories, Inc., an emerging specialty pharmaceutical company focused on advanced drug delivery. Atrix Laboratories was traded on NASDAQ prior to its sale to QLT, Inc., in November 2004 and, while there, Mr. Gould developed and implemented several strategic and business initiatives and helped coordinate the sale of the company. From 1996 through October 2003, Mr. Gould served as Director of Finance and then as the Chief Financial Officer and Treasurer of Colorado MEDtech, a high tech software development, product design and manufacturing company that was publicly traded on NASDAQ prior to its acquisition by KRG Capital Partners. Mr. Gould also worked for Arthur Anderson LLP from 1990 through 1996. Mr. Gould holds a BS in Business Administration from the University of Colorado, Boulder and is a Certified Public Accountant in the State of Colorado.

Employment Agreements

On July 14, 2006, the Debtor entered into an employment agreement with Ms. Vogt, 53, (the “Vogt Employment Agreement”), pursuant to which Ms. Vogt served as the Debtor’s President and Chief Executive Officer, and which will remain in effect upon Ms. Vogt’s appointment as President and Chief Executive Officer of the Company. The following summary of the Vogt Employment Agreement is qualified in its entirety by reference to the text of the Vogt Employment Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

The Vogt Employment Agreement provides for an initial three-year term expiring on the third anniversary of the Effective Date of the Vogt Employment Agreement. The term will be automatically extended for an additional one-year period on that date (and each subsequent anniversary of the Effective Date of the Vogt Employment Agreement) unless either party gives written notice of its intent not to extend the term. The Vogt Employment Agreement provides for an annual base salary of $350,000 and an annual incentive bonus opportunity based on the achievement of certain performance objectives to be established by the Board (or the Compensation Committee). Ms. Vogt’s target incentive bonus amount will be not less than 75% of her base salary. Ms. Vogt is entitled to four (4) weeks vacation per year and to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s employees generally. The Debtor could also reimburse Ms. Vogt up to $175,000 for costs and expenses associated with relocating to the area in which its principal offices are located.

If Ms. Vogt’s employment with the Company is terminated by the Company without “cause” or by Ms. Vogt for “good reason” (as such terms are defined in the Vogt Employment Agreement), subject to Ms. Vogt’s delivery of a release of claims in favor of the Company, Ms. Vogt will be entitled to a severance benefit equal to (i) one times her base salary at the annualized rate in effect on her severance date, (ii) a pro-rated amount of her incentive bonus for the year in which her severance date occurs, (iii) the cost of COBRA premiums for continued medical insurance coverage for Ms. Vogt and her spouse and dependent child(ren) until the first anniversary of her severance date (or, earlier, under the circumstances set forth in the Vogt Employment Agreement), (iv) immediately prior to her severance date, full vesting of all stock options granted to Ms. Vogt and (v) reimbursement, in an amount not to exceed $50,000, for executive outplacement services, if any, received by Ms. Vogt. Provided, however, that in the event that Ms. Vogt’s severance date occurs on or after the occurrence of both a Change in Control Event (as such term is defined in the Employment Agreement) and the Effective Date of the Plan, then the amount paid pursuant to clause (i) above would be equal to one and one-half times her base salary at the annual rate in effect on her severance date, and if the severance date were to occur after the first anniversary of the Effective Date of the Vogt Employment Agreement, then the amount otherwise payable pursuant to clause (ii) above would be increased by one and one-half times Ms. Vogt’s target incentive bonus for the year in which the severance date occurs. The severance benefits determined pursuant to clauses (i) and (ii) above would be paid by the Company in a single lump sum not later than thirty (30) days after Ms. Vogt’s severance date.

If the Company provides notice of its election not to renew the term of the Vogt Employment Agreement, Ms. Vogt will be entitled to the severance benefits described in the preceding paragraph commencing upon the expiration of the term of the Vogt Employment Agreement.

In addition, on the Effective Date of the Vogt Employment Agreement, Ms. Vogt was granted a nonqualified stock option to purchase 450,000 shares of the Company’s common stock. The option vests in annual installments over a three-year period following the date of grant, has a term of 10 years, and has an exercise price equal to the fair market value of the underlying shares on the date of grant, $6.00. The foregoing summary of Ms. Vogt’s stock option grant is qualified in its entirety by reference to the text of the proposed form of stock option agreement, a copy of which is filed as Exhibit C to Exhibit 10.1.

On August 16, 2006, the Debtor entered into an employment agreement with Mr. Gould (the “Gould Employment Agreement”), pursuant to which Mr. Gould would serve as the Company’s Chief Financial Officer, and which will remain in effect upon Mr. Gould’s appointment as Chief Financial Officer, Treasurer and Secretary of the Company. The following summary of the Gould Employment Agreement is qualified in its entirety by reference to the text of the Gould Employment Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

The Gould Employment Agreement provides for an initial three-year term expiring on the third anniversary of the Effective Date of the Gould Employment Agreement. The term will be automatically extended for an additional one-year period on that date (and on each subsequent anniversary of the Effective Date of the Gould Employment Agreement) unless either party gives written notice of its intent not to extend the term.

The Gould Employment Agreement provides for an annual base salary of $250,000 and an annual incentive bonus opportunity based on the achievement of certain performance objectives to be established by the Board (or the Compensation Committee). Mr. Gould’s target incentive bonus amount will be not less than 75% of his base salary. Mr. Gould will be entitled to four (4) weeks vacation per year and to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s employees generally. The Company will pay or reimburse Mr. Gould up to $175,000, including tax gross up, for costs and expenses associated with relocating his permanent residence to the area in which the Company’s principal offices are located. As of April 30, 2007, Mr. Gould has withdrawn $72,000 in connection with such relocation costs and expenses. Mr. Gould was also entitled to a $15,000 signing bonus on or as soon as practicable after the Effective Date of the Gould Employment Agreement. This bonus was paid in October 2006.

If Mr. Gould’s employment with the Company is terminated by the Company without “cause” or by Mr. Gould for “good reason” (as such terms are defined in the Gould Employment Agreement), subject to Mr. Gould’s delivery of a release of claims in favor of the Company, Mr. Gould will be entitled to a severance benefit equal to (i) one times his base salary at the annualized rate in effect on his severance date, (ii) a pro-rated amount of his incentive bonus for the year in which his severance date occurs, (iii) the cost of COBRA premiums for continued medical insurance coverage for Mr. Gould and his spouse and dependent child(ren) until the first anniversary of his severance date (or, earlier, under the circumstances set forth in the Gould Employment Agreement), (iv) immediately prior to his severance date, full vesting of all stock options granted to Mr. Gould and (v) reimbursement, in an amount not to exceed $36,000, for executive outplacement services, if any, received by Mr. Gould. Provided, however, that in the event that Mr. Gould’s severance date occurs on or after the occurrence of both a Change in Control Event (as such term is defined in the Gould Employment Agreement) and the Effective Date of the Plan, then the amount paid pursuant to clause (i) above would be equal to one and one-half times his base salary at the annual rate in effect on his severance date, and if the severance date were to occur after the first anniversary of the Effective Date of the Gould Employment Agreement, then the amount otherwise payable pursuant to clause (ii) above would be increased by one and one-half times Mr. Gould’s target incentive bonus for the year in which the severance date occurs. The severance benefits determined pursuant to clauses (i) and (ii) above would be paid by the Company in a single lump sum not later than thirty (30) days after Mr. Gould’s severance date.

If the Company provides notice of its election not to renew the term of the Gould Employment Agreement, Mr. Gould will be entitled to the severance benefits described in the preceding paragraph commencing upon the expiration of the term of the Gould Employment Agreement.

In addition, on the Effective Date of the Gould Employment Agreement, Mr. Gould was granted a nonqualified stock option to purchase 250,000 shares of the Company’s common stock. The option (i) vests in annual installments over a three-year period following the date of grant, (ii) has a term of 10 years, and (iii) has an exercise price equal to the fair market value of the underlying shares on the date of grant, $5.80. The foregoing summary of Mr. Gould’s stock option grant is qualified in its entirety by reference to the text of the proposed form of stock option agreement, a copy of which is filed as Exhibit C to Exhibit 10.2.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan and in connection with the Merger, on the Effective Date, the Company filed the Charter with the Delaware Secretary of State and was deemed to have adopted the Bylaws. The following is a summary of the key terms and provisions of the Charter and Bylaws and a comparison against the key terms and provisions of the Debtor Charter and Debtor Bylaws. This summary is qualified in its entirety by reference to the Charter and Bylaws attached as Exhibits 3.2 and 3.3, respectively, and incorporated by reference herein.

Charter

Capitalization

The Charter authorizes 40,000,000 shares, comprised of 35,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share.

The Debtor Charter authorized 50,000,000 shares, comprised of 25,000,000 shares of common stock, no par value per share, and 25,000,000 shares of preferred stock, no par value per share.

Preferred Stock

The Board has the authority, without further action by our shareholders, to issue from time to time the preferred stock in one or more series with such relative powers, designations, preferences, rights, qualifications, limitations and restrictions as it may determine, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences.

The Board had similar authority under the Debtor Charter.

Board of Directors

The Board will initially consist of five directors; thereafter the number of directors will be established exclusively by resolution adopted by a majority of the Board. Each director will stand for annual election and any election shall be determined by a plurality of the vote cast by the stockholders entitled to vote. Directors may be removed only for cause, and only by vote of holders of two-thirds of the outstanding shares. The Board has the exclusive right to fill vacancies by a majority vote of the remaining directors (unless the Board determines to allow the stockholders to fill a vacancy).

There was no such provision on the Board in the Debtor Charter.

Special Meetings of Stockholders

Special meetings of stockholders may be convened by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) majority vote of the Board, or (iv) by request of holders of at least 30% of the outstanding shares.

There was no provision for special meetings of stockholders in the Debtor Charter.

Indemnification

Directors and officers of the Company will be indemnified to the fullest extent permitted under Delaware law. The Company shall pay the expenses of directors and may pay the expenses of officers in advance of a final disposition in any case against a director or officer, if the director or officer executes an undertaking to reimburse the Company for expenses paid if it is ultimately determined that the director or officer is not entitled to be indemnified under the Charter.

Under the Debtor Charter, the Debtor was authorized to indemnify agents (as that term is defined in Section 317 of the General Corporation Law of California (the “GCLC”)) to the fullest extent permissible under California law, in excess of that indemnification otherwise permitted by Section 317 of the GCLC.

Amending the Bylaws

Any adoption, amendment or repeal of the Bylaws by the Board requires the approval of a majority of the Board or the affirmative vote of the holders of at least two-thirds of the outstanding shares.

There was no provision for amending the Debtor Bylaws in the Debtor Charter.

Amending the Charter

In accordance with Delaware law, amendments to the Charter generally require a majority vote; however, a two-thirds vote of the outstanding shares is required to amend certain key provisions, including Board election and powers, indemnification rights and the ability to amend the Charter and Bylaws.

There was no provision for amending the Debtor Charter in the Debtor Charter.

Bylaws

Stockholder Meetings

The annual meeting date of the stockholders of the Company for the purpose of the election of the directors and for such other business will be the second Wednesday in February unless otherwise determined by the Board. Special meetings of the stockholders may be called for any purpose by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the Board or (iv) as provided in the Charter. Special meetings will be held between 35 and 120 days after receipt of the valid special meeting request.

In the Debtor Bylaws, the annual meetings were to be held at a date and time as designated by the Board and special meetings could be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer or President, or by the request of holders of at least 10% of the outstanding shares. Special meetings were to be held between 35 and 60 days after receipt of the valid special meeting request.

Stockholder Meeting Proposals/Nominations

Stockholders wishing to bring nominations or other business before an annual meeting must comply with customary notice and mailing requirements, including delivering proper notice to the Company within 90-120 days prior to the annual meeting, or within 10 days of the public announcement of the date of a special meeting.

Under the Debtor Bylaws, stockholders wishing to bring nominations were required to deliver notice to the Debtor within 60-90 days prior to a meeting of stockholders.

Notice of Meetings

Notice of meetings must be sent to stockholders not fewer than 10 nor more than 60 days prior to the meeting date.

There was a similar provision for notice of annual meetings in the Debtor Bylaws.

Written Consent

There is no ability for stockholders to act by written consent in lieu of a meeting.

There was no provision for action by written consent in the Debtor Bylaws.

Record Dates

For stockholder meetings, the Board may fix a record date, which must not be fewer than 10 nor more than 60 days prior to the meeting date; if the Board does not establish a record date, the record date shall automatically be the next day after notice of a meeting is given to stockholders. For other corporate action, the Board may fix a record date relating to other corporate actions, including dividend payments, which must not be more than 60 days prior to the date of the event/action; if no record date is set, it shall automatically be at the close of business on the date the Board adopts the resolution relating to the event.

Under the Debtor Bylaws, the Board had the authority to fix a record date, not fewer than 10 nor more than 60 days prior to the date of any meeting and not more than 60 days prior to any other event.

Board of Directors

The Board may constitute one or more committees by a majority vote of the whole Board. An Executive Committee may be formed and may be given broad authority to act on behalf of the Board, but may not (i) approve or adopt any action or matter expressly required by Delaware law to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaws of the Company. The Board and any Board committee must keep regular records/minutes that are provided to the entire Board.

Under the Debtor Bylaws, the Board had the authority to designate committees, each consisting of two or more directors. The Board could fill vacancies on the Board, created other than by removal of a director, by a majority vote of the remaining directors; however, vacancies created by the removal of a director could only be filled by a majority of the outstanding shares.

Officers

The Board may designate the officers of the Company, who shall be elected at the annual Board meeting. The compensation of the officers of the Company shall be fixed in the manner designated by the Board. Any officer may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the directors or by unanimous written consent of the directors.

Under the Debtor Bylaws, the directors had the power to select and remove any and all officers and fix their compensation.

Dividends

Dividends upon the capital stock of the Company may be declared by the Board, subject to the Charter and applicable law.

There was no provision for dividends in the Debtor Bylaws.

Section 8—Other Events

Item 8.01	Other Events.

On May 17, 2007, the Company issued a press release relating to the matters set forth above, a copy of which is attached hereto as Exhibit 99.2.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	First Amended Joint Plan of Reorganization of the Debtor and Ad Hoc Equity Committee, as Modified

2.2	Order on Confirmation of First Amended Joint Plan of Reorganization of the Debtor and The Ad Hoc Equity Committee, as Modified

2.3	Merger Agreement between SeraCare Life Sciences, Inc. and Reorganized SeraCare, dated May 17, 2007

3.1	Certificate of Merger, dated May 17, 2007, filed with Delaware Secretary of State

3.2	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A, dated May 17, 2007)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-A, dated May 17, 2007)

10.1	Employment Agreement, dated July 14, 2006, between SeraCare Life Sciences, Inc. and Susan L.N. Vogt

10.2	Employment Agreement, dated August 16, 2006, between SeraCare Life Sciences, Inc. and Gregory A. Gould

99.1	Notice of Effective Date of the Plan, filed with the Bankruptcy Court on May 17, 2007

99.2	Press Release, dated May 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007	SERACARE LIFE SCIENCES, INC.

	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

EXHIBIT INDEX

2.1	First Amended Joint Plan of Reorganization of the Debtor and Ad Hoc Equity Committee, as Modified

2.2	Order on Confirmation of First Amended Joint Plan of Reorganization of the Debtor and The Ad Hoc Equity Committee, as Modified

2.3	Merger Agreement between SeraCare Life Sciences, Inc. and Reorganized SeraCare, dated May 17, 2007

3.1	Certificate of Merger, dated May 17, 2007, filed with Delaware Secretary of State

3.2	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A, dated May 17, 2007)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-A, dated May 17, 2007)

10.1	Employment Agreement, dated July 14, 2006, between SeraCare Life Sciences, Inc. and Susan L.N. Vogt

10.2	Employment Agreement, dated August 16, 2006, between SeraCare Life Sciences, Inc. and Gregory A. Gould

99.1	Notice of Effective Date of the Plan, filed with the Bankruptcy Court on May 17, 2007

99.2	Press Release, dated May 17, 2007